UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 1, 2017
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-33493 (Commission file number)	N/A (IRS employer identification no.)

65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110 Grand Cayman, Cayman Islands (Address of principal executive offices)		KY1-1205 (Zip code)

(345) 943-4573
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act. ☐
If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Director

As previously disclosed, Greenlight Capital Re, Ltd. (the “Registrant”) issued a press release on June 2, 2017 and filed a Form 8-K announcing the Registrant’s employment agreement, dated June 2, 2017, with Simon Burton (the “Employment Agreement”) pursuant to which Mr. Burton’s appointment as its Chief Executive Officer effective July 1, 2017 (the “Effective Date”) was announced, subject to certain terms and conditions. Such terms and conditions have been met and as of the Effective Date, Mr. Burton became the Registrant’s Chief Executive Officer.

Mr. Burton, age 46, brings to the Chief Executive Officer role substantial leadership experience in the insurance and reinsurance industry. From June 2014 until his appointment as the Registrant’s Chief Executive Officer, Mr. Burton participated in a variety of entrepreneurial efforts in the reinsurance and insurance industry. From July 2012 to June 2014, Mr. Burton served as Chief Executive Officer and director of S.A.C. Re, Ltd. (“SAC Re”), from its inception until its sale to Hamilton Insurance Group, Ltd., where he was responsible, among other things, for building the company’s global reinsurance portfolio. From June 2010 to July 2012, Mr. Burton was involved in the strategic planning, capital raising and formation of SAC Re. Prior to SAC Re, from January 2007 to June 2010, Mr. Burton served in a variety of roles at Lancashire Group, including Deputy Chief Executive Officer and Chief Executive Officer of the company’s Bermuda subsidiary. Mr. Burton also spent 10 years at Financial Solutions International, an underwriting division of ACE Limited, where he eventually rose to the role of President. Mr. Burton received his Bachelor of Science degree in Mathematics from Imperial College, London University.

Effective as of July 1, 2017 and as contemplated by the Employment Agreement, the Registrant appointed Mr. Burton as a member of its board of directors (the “Board”). Effective as of July 1, 2017, Mr. Burton was also appointed as a member of the Underwriting Committee of the Board of the Registrant. The Board believes that Mr. Burton’s role as Chief Executive Officer, together with his extensive senior management experience in international insurance and reinsurance companies and prior service on other boards of directors, make him well suited to serve as a member of the Board and the Underwriting Committee of the Board.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to that certain Form 8-K of the Registrant filed on June 2, 2017, and is incorporated herein by reference. Interested parties should read this document in its entirety.

Termination of Consulting Agreement with Mr. Leonard Goldberg

As previously disclosed, on December 16, 2016, the Registrant, Greenlight Reinsurance, Ltd. and Mr. Leonard Goldberg entered into a consulting agreement (the “Consulting Agreement”), whereby Mr. Goldberg agreed to serve as a consultant to the Registrant to provide transition services, including leading the search for a new chief executive officer and, effective as of March 31, 2017, to serve as the interim Chief Executive Officer of the Registrant. Mr. Goldberg agreed to render consulting services to the Registrant for a period of one year, subject to earlier termination in accordance with the terms and conditions of the Consulting Agreement. In conjunction with the appointment of Mr. Burton as Chief Executive Officer of the Registrant effective as of July 1, 2017, and pursuant to the Consulting Agreement, the Registrant, effective as of June 30, 2017, terminated the Consulting Agreement. In accordance with the terms and conditions of the Consulting Agreement, on August 1, 2017, Mr. Goldberg will receive a pro-rata stock option grant to purchase 19,500 shares of the Company's Class A Ordinary Shares (collectively, the “Options”). The Options will be granted under the Greenlight Capital Re, Ltd. Amended and Restated 2004 Stock Incentive Plan.

The foregoing summary of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached as Exhibit 99.3 to that certain Form 8-K of the Registrant filed on December 19, 2016, and is incorporated herein by reference. Interested parties should read this document in its entirety.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1     Employment Agreement by and between Greenlight Capital Re, Ltd, Greenlight Reinsurance, Ltd. and Simon Burton dated July 1, 2017 (incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed on June 2, 2017).

10.2    Consulting Agreement by and between Greenlight Capital Re, Ltd., Greenlight Reinsurance, Ltd. and Leonard Goldberg dated December 16, 2016 (incorporated by reference to Exhibit 99.3 to the Company's Form 8-K filed on December 19, 2016).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Tim Courtis
Name:	Tim Courtis
Title:	Chief Financial Officer
Date:	July 7, 2017